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                         STANDARD FORM OF OFFICE LEASE
                     THE REAL ESTATE BOARD OF NEW YORK, INC.
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AGREEMENT OF LEASE, made as of this____________________day of
April________,2000 between GRANT REGENT, LLC, a New York limited liability company having an address c/o Macklowe Properties, 142 West 57th Street, New York, New York 10019 party of the first part, hereinafter referred to as OWNER, and SOFTWARE TECHNOLOGIES CORPORATION, a corporation having an address party of the second part, hereinafter referred to as TENANT.


WITNESSETH:         Owner hereby leases to Tenant and Tenant hereby hires from
Owner the entire 37th floor, as shown on EXHIBIT A attached hereto and made a part hereof (but excluding elements of the building which penetrate through the floor and janitorial and electrical closets; alternatively, the "DEMISED PREMISES" or the "DEMISED PREMISES") in the building known as 140 EAST 45TH STREET (A/K/A/ 2 GRAND CENTRAL TOWER; alternatively, the "BUILDING" OR THE "BUILDING") in the Borough of MANHATTAN, City of New York, for the term of TEN (10) YEARS AND (4) MONTHS

            (or until such term shall sooner cease and expire as hereinafter provided) to commence on the day SET FORTH IN SECTION 37(a)_____________, and to end on the_______________day SET FORTH IN SECTION 37 (a) both dates inclusive, at an annual rental rate SET FORTH IN 37(b)

which Tenant, agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first_________________monthly installment on the execution hereof (unless this lease be a renewal).

     In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:
RENT:       1. Tenant shall pay the rent as above and as hereinafter provided.
OCCUPANCY: 2. Tenant shall use and occupy demised premises for general and executive offices for software design and development only, and for no other purpose.




TENANT ALTERATIONS: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and cause Tenant's contractors and subcontractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, as Tenant's expense, by payment or filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and as its expense, repair and restore the premises to the condition existing prior installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

MAINTENANCE AND REPAIRS: 4. Tenant shall throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances herein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant. Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitle3d to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease, Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

WINDOW CLEANING: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having asserting jurisdiction.

REQUIREMENTS OF LAW, FIRE INSURANCE FLOOR LOADS: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to

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Owner's satisfaction against all damages, interest, penalties and expenses



SUBORDINATION:      7. This lease is subject and subordinate to all ground or
underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

PROPERTY LOSS, DAMAGE REIMBURSEMENT INDEMNITY: 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants, or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute and eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant. Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense resist or defend such action or proceeding by counsel approved by Owner is writing, such approval not to be unreasonably withheld.

DESTRUCTION, FIRE AND OTHER CASUALTY: 9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and moveable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (c) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other or any one claiming through or under each of them way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (l) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

EMINENT DOMAIN: 10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner. Tenant's entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term and provided further such claim does not reduce Owner's award.

ASSIGNMENT, MORTGAGE, ETC.: 11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representative, successor and assigns, expressly convenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

ELECTRIC CURRENT: 12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

ACCESS TO PREMISES: 13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect.

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to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floors, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

VAULT, VAULT SPACE, AREA: 14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted so use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility. Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

OCCUPANCY: 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees so accept the same subject to violations, whether or not of record.

BANKRUPTCY: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenants interest in this lease.

                 (b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the reletting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

DEFAULT: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under Section 235 of Title 11 of the U. S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within thirty (30) days after the commencement of the terms of this lease, then, in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

              (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal of extension of the lease. Owner may cancel and terminate such renewal or extension by written notice.

REMEDIES OF OWNER AND WAIVER OF REDEMPTION: 18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise,
(a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owners' option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgement, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

FEES AND EXPENSES: 19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms of provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

BUILDING ALTERATIONS AND MANAGEMENT: 20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

NO REPRESENTATIONS BY OWNER: 21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

END OF TERM: 22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

QUIET ENJOYMENT: 23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and so the ground leases, underlying leases and mortgages hereinbefore mentioned.

FAILURE TO GIVE POSSESSION: 24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant convenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, convenants, conditions and provisions of this lease except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute and "express provision to the contrary" within the meaning of
Section 223-a of the New York Real Property Law.

NO WAIVER: 25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lessor amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agent during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner of Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

WAIVER OF TRIAL BY JURY: 26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises. Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for statutory mandatory counterclaims.

INABILITY TO PERFORM: 27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or implied to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures, or other materials if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

BILLS AND NOTICES: 28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or as the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

SERVICE PROVIDED BY OWNERS: 29. As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner reasonably satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e) If the demised premises are serviced by Owner's air conditioning/cooling and ventilating systems, air conditioning/cooling will be furnished to tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8 a.m. to 6 p.m. and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner's contract with Operating Engineers Local 94-94A, Owner will furnish the same as Tenant's expense. RIDER to be added in respect to rates and conditions for such additional service; (f) Owner reserves right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service. Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder.

CAPTIONS: 30. The Captions are inserted only as matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

DEFINITIONS: 31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the morgageee in possession, of the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interests, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

ADJACENT EXCAVATION-SHORING: 32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

RULES AND REGULATIONS: 33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

SECURITY: 34. Tenant has deposited with Owner the sum of $1,827,000 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

ESTOPPEL CERTIFICATE: 35. Tenant, at any time, and from time to time, upon a least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or other person, firm or corporation specified by Owner, a statement that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

SUCCESSOR AND ASSIGNS: 36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

SEE RIDER ANNEXED HERETO AND MADE A PART HEREOF, CONTAINING ADDITIONAL ARTICLES 37 THROUGH 55.

--------------------------------------
SPACE TO BE FILLED OR DELETED

IN WITNESS WHEREOF. Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.


         OWNER:              GRAND REGENT, LLC

                             By: Grand Regent MM LLC

                                 By: Grand Regent Corp.

Witness for Owner:                   By:
                                        ----------------------------------
                                        Name:
                                             -----------------------------
                                        Title:
                                              ----------------------------


-------------------------------------------------------------------------------


Witness for Tenant     TENANT:    SOFTWARE TECHNOLOGIES CORPORATION


                                  BY
                                    --------------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------


                                ACKNOWLEDGEMENTS


CORPORATE OWNER
STATE OF NEW YORK,    SS:
COUNTY OF

    On this      day of         , 20     , before me personally came, to me
known, who being by me duly sworn, did depose and say that he resides in
           ; that he is the            of the corporation described in and which
executed the foregoing instrument, as OWNER: that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that is was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.



--------------------------------------------------------------------------------


CORPORATE TENANT
STATE OF NEW YORK,     SS:
COUNTY OF

    On this      day of         , 20   , before me personally came, to me known,
who being by me duly sworn, did depose and say that he resides in
      ; that he is the            of the corporation described in and which
executed the foregoing instrument, as TENANT: that he knows the seal of said of said corporation; the seal affixed to said instrument is such corporate seal; that is was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.



--------------------------------------------------------------------------------

                                    GUARANTY


     FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner. Owner's successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the "Rules and Regulations" as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefore, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights of remedies reserved to Owner pursuant so the provisions of the within lease. The undersigned further convenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the premises as a "statutory tenant." As a further inducement to Owner to make this lease and in consideration thereof, Owner and the undersigned convenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this lease or of this guarantee that Owner and the undersigned shall and do hereby waive trail by jury.

Dated:                                                           , 20
      -----------------------------------------------------------    -----------


--------------------------------------------------------------------------------
Guarantor


--------------------------------------------------------------------------------
Witness


--------------------------------------------------------------------------------
Guarantor's Residence


--------------------------------------------------------------------------------
Business Address


--------------------------------------------------------------------------------
Firm Name





STATE OF NEW YORK  )        AS:

COUNTY OF          )


On this             day of          , 2000        , before me personally came
individual described in, and who executed the foregoing Guaranty and acknowledged to me that he executed the same.



                                ------------------------------------------------
                                                   Notary




                            IMPORTANT - PLEASE READ


                     RULES AND REGULATIONS ATTACHED TO AND
                           MADE A PART OF THIS LEASE
                        IN ACCORDANCE WITH ARTICLES 33.


1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise an equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and safeguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, din and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay so Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in the manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and so exclude from the building all freight which violates any of these Rules and Regulations of the lease of which these Rules and Regulations are a part.

9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any orders of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on week days, and prior to 3:00 p.m. on the day prior in case of after hours service required on weekends or on holidays. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun's rays fall directly on the windows of the demised premises.

14. Tenant shall not remove any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Owner may designate.

15. Refuse and Trash. (1) Compliance by Tenant. Tenant convenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of all state, federal, municipal and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse, and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner's option, be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner's sole discretion, such items as Owner may expressly designate. (2) Owner's Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant's removal, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contract satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building Rule 15, and, at Tenant's sole cost and expense, shall indemnify, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

          Inserts to printed portion of Lease dated as of June 1, 2000, between Grand Regent, LLC, as Owner, and Software Technologies
           Corporation, as Tenant, with respect to the portion of the
             34th floor at 140 East 45th Street, New York, New York

                              --------------------

Article 4

4A Owner, except in the event of an emergency, shall give reasonable notice of the performance of the foregoing repairs and shall conduct the same to the extent reasonably practical (but without the necessity of incurring overtime or premium wages or other additional costs) in such a manner as to avoid unreasonable interference with Tenant's use of the demised premises for the use permitted by Article 2 hereof, except as may be required by applicable law.

Article 9

9A Notwithstanding anything in this Article 9 to the contrary, if the Demised Premises or any part thereof shall be damaged by fire or other casualty as set forth in this Article 9 and Owner is required to or elects to repair and restore the Demised Premises, and if Owner has not substantially completed the required repairs and restored the Demised Premises within nine (9) months after the date of such fire or other casualty, or within such period thereafter (not to exceed three (3) months) as shall equal the aggregate period Owner may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, or any other cause beyond Owner's reasonable control, then Tenant shall, during the ten (10) days following the expiration of the foregoing period, have the right to elect to terminate this lease upon written notice to Owner and such election shall be effective upon the expiration of thirty (30) days after the date of such notice, unless Owner substantially completes such restoration within such thirty (30) day period.

Article 13

13A During the term of this lease, Tenant shall have access to the Demised Premises twenty-four (24) hours per day, seven (7) days per week.

13B   after reasonable notice (except in the event of an emergency)

13C   after reasonable notice (except in the event of an emergency)

13D All entries made by owner for the foregoing purposes shall (except in an emergency) be after reasonable prior notice which may be given orally and shall be conducted to the extent reasonably practical (but without the necessity of incurring overtime or premium wages or other additional costs) in such a manner as to avoid unreasonable interference with Tenant's use of the Demised Premises for the use permitted by Article 2 hereof, except as may be required by applicable law.

Article 26

26A   except for compulsory counterclaims

Article 33

33A Owner agrees that it shall not enforce the Rules or Regulations as against Tenant in a discriminatory fashion vis-a-vis other tenants.

                              RIDER TO OFFICE LEASE

                                TABLE OF CONTENTS

Article                                                                     Page
-------                                                                     ----

  37. TERM; FIXED RENT.........................................................1
  38. USE OF DEMISED PREMISES..................................................1
  39. TAXES....................................................................2
  40. OPERATING EXPENSES.......................................................3
  41. ATTORNMENT AND NOTICE TO OWNER...........................................7
  42. ASSIGNMENT AND SUBLETTING................................................9
  43. INSURANCE...............................................................13
  44. TENANT'S WORK AND ALTERATIONS...........................................15
  45. ELECTRIC ENERGY.........................................................17
  46. OWNER'S SERVICES........................................................21
  47. INDEMNIFICATION.........................................................22
  48. LATE CHARGE.............................................................23
  49. BROKER..................................................................23
  50. MISCELLANEOUS PROVISIONS................................................23
  51. NOTICES.................................................................25
  52. OWNER'S CONTRIBUTION....................................................26
  53. HOLDOVER................................................................26
  54. INTENTIONALLY OMITTED...................................................27
  55. SECURITY DEPOSIT........................................................27

Schedule A - Fixed Rent
Exhibit A  - Floor Plan
Exhibit B  - Cleaning Specifications
Exhibit C  - Maintenance Charge Rates
Exhibit D  - Alteration Rules and Regulations
Exhibit E  - Form of Non-Disturbance Agreement
Exhibit F  - Form of Letter of Credit

            RIDER TO LEASE DATED AS OF MAY ____, 2000 BETWEEN GRAND REGENT, LLC, AS OWNER (ALTERNATIVELY, "OWNER" OR "LANDLORD"), AND SOFTWARE TECHNOLOGIES CORPORATION, AS TENANT ("TENANT").

            37. TERM; FIXED RENT.

            (a) The term of this lease shall commence on June 1, 2000 (the "Commencement Date") and shall end at 11:59 p.m. on September 30, 2010 (the "Expiration Date"), or on such earlier date upon which the term of this lease shall expire or be canceled or terminated pursuant to any of the terms, conditions or covenants of this lease or pursuant to law.

            (b) The rental rate per period payable hereunder (sometimes referred to herein as the "rent", "Rent", or "Fixed Rent") shall be as set forth in Schedule A annexed hereto and made a part hereof. Fixed Rent shall be payable in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during the term of this lease, at the office of Owner or at such other place as Owner may designate in writing, without any offset, reduction, deduction, defense and/or counterclaim whatsoever. For purposes of this lease, the term "Additional Charges" shall mean all charges, fees and other sums of money (other than Fixed Rent) as shall be due and payable from time to time by Tenant to Owner pursuant to this lease.

            (c) Notwithstanding anything to the contrary contained in this lease, provided that Tenant shall not then be in default under any of the terms, covenants and conditions contained in this lease beyond the expiration of any applicable notice and/or cure period, Tenant shall be entitled to an abatement of the Fixed Rent payable for the period (the "Abatement Period") from the Commencement Date to (but not including) October 1, 2000 (the "Rent Commencement Date"); provided, however, that during such Abatement Period, Tenant shall not be relieved of its obligation to pay the sum of $6,100.00 (payable in monthly installments of $1,525.00), representing the Electric Consumption Charge (as defined in Article 45 hereof) component of Fixed Rent applicable to such Abatement Period, plus any Additional Charges with respect to such Abatement Period.

            38. USE OF DEMISED PREMISES. Supplementing the provisions of Article 2 of this lease:

            (a) Tenant shall not at any time use or occupy the Demised Premises or the Building, or suffer or permit anyone to use or occupy the Demised Premises, or do anything in the Demised Premises or the Building, or suffer or permit anything to be done in, brought into or kept on the Demised Premises, which in any manner in the reasonable judgment of Owner (i) constitutes a violation of the laws and requirements of any public authorities or the requirements of insurance bodies; (ii) impairs the character, reputation or appearance of the Building as a first-class office building; or (iii) discharges objectionable fumes, vapors or odors into the Building's flues or vents or otherwise in such manner as Owner, in the exercise of its reasonable judgment, concludes may offend other tenants or occupants of the Building.

            (b) Tenant shall not use, or suffer or permit anyone to use, the Demised Premises or any part thereof, for (i) an agency, department or bureau of the United States Government, any state or municipality within the United States or any foreign government, or any political subdivision of any of them, or any other entity subject to diplomatic or sovereign immunity, (ii) an employment agency, (iii) any charitable, religious, union or other not-for-profit organization, or (iv) any tax exempt entity within the meaning of Section 168(h)(2)(A) of the Internal Revenue Code of 1986, as amended, or any successor or substitute statute, or rule or regulation applicable thereto, as same may be amended.

            (c) If any governmental license or permit (other than a certificate of occupancy for the entire Building) shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises or any part thereof, Tenant, at its expense and prior to conducting business in the Demised Premises, shall duly procure and thereafter maintain such license or permit and submit the same to Owner for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit.

            39. TAXES.

            (a) The terms defined below shall for the purposes of this lease have the meanings herein specified:

                  (i) "Taxes" shall mean all real estate taxes, sewer rents, water frontage charges, business improvement district and other assessments, special or otherwise, levied, assessed or imposed by the City of New York or any other taxing authority upon or with respect to the Building and the land thereunder (the "Land") and all taxes assessed or imposed with respect to the rentals payable under this lease other than general income, gross receipts and excess profits taxes (except that general income, gross receipts and excess profits taxes shall be included if covered by the provisions of the following sentence). Taxes shall also include any taxes, charges or assessments levied, assessed or imposed by any taxing authority in addition to or in lieu of the present method of real estate taxation, provided such additional or substitute taxes, charges and assessments are computed as if the Building were the sole property of Owner subject to said additional or substitute tax, charge or assessment. With respect to any Tax Year, all expenses, including legal fees, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes, shall be considered as part of the Taxes for such Tax Year. Notwithstanding the foregoing, Taxes shall not include franchise taxes, gift taxes, capital stock taxes, inheritance taxes, estate taxes or taxes imposed on land and improvements other than the Land and the Building. Tenant hereby waives any right to institute or join in tax certiorari proceedings or other similar proceedings contesting the amount or validity of any Taxes.

                  (ii) "Tax Year" shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the term of this lease, or such other period of twelve (12) months occurring during the term of this lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

                  (iii) "Tax Statement" shall mean an instrument or instruments setting forth the amount payable by Tenant for a specified Tax Year pursuant to this Article. If any Tax Statement is not accompanied by a copy of the tax bill, Owner shall furnish the same to Tenant promptly after Owner's receipt of notice from Tenant requesting the same.

                  (iv) "Tenant's Percentage" shall mean 1.8711 percent
(1.8711.%).

                  (v) "Base Taxes" shall mean the Taxes payable for the Tax Year commencing July 1, 2000 and ending June 30, 2001.

            (b) If the Taxes payable for any Tax Year shall exceed the Base Taxes, Tenant shall pay to Owner, as Additional Charges for such Tax Year, an amount (herein called the "Tax Payment") equal to Tenant's Percentage of the amount by which the Taxes payable by Owner for such Tax Year are greater than the Base Taxes.

            (c) The Tax Payment for each Tax Year shall be due and payable in installments in the same manner that Taxes for such Tax Year are due and payable to the City of New York, except that Tenant shall pay Tenant's Percentage of each such installment to Owner at least thirty (30) days prior to the date such installment first becomes due to the City of New York. Owner's failure to render a Tax Statement with respect to any Tax Year shall not prejudice Owner's right thereafter to render a Tax Statement with respect to any such Tax Year nor shall the rendering of a Tax Statement prejudice Owner's right thereafter to render a corrected Tax Statement for that Tax Year.

            (d) In the event Taxes for any Tax Year or part thereof shall be reduced after Tenant shall have paid Tenant's Tax Payment in respect of such Tax Year, Owner shall set forth in the first Tax Statement thereafter submitted to Tenant the amount of such refund and, provided that Tenant is not then in default under this lease, Tenant shall receive a credit against the installment or installments of Tenant's Tax Payment next falling due equal to Tenant's Percentage of such refund, but in no event shall the credit exceed the amount of the Additional Charges paid by Tenant with respect to Taxes for said Tax Year. If the Taxes comprising the Base Taxes are reduced as a result of an appropriate proceeding or otherwise, the Taxes as so reduced shall for all purposes be deemed to be Taxes for the Base Taxes, and Owner shall give notice to Tenant of the amount by which the Tax Payments previously made were less than the Tax Payments required to be made under this Article 39, and Tenant shall pay the amount of the deficiency within ten (10) days after demand therefor.

            (e) The expiration or termination of this lease during any Tax Year for any part or all of which there is a Tax Payment or refund due under this
Article 39 shall not affect the rights or obligations of the parties hereto respecting such Tax Payment or refund and any Tax Statement relating to such Tax Payment may, on a pro-rata basis, be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. Any such payment shall be (i) calculated based on a year of 365 days and paid based on the actual number of days elapsed and (ii) shall be payable within thirty
(30) days after such statement is sent to Tenant.

            40. OPERATING EXPENSES.

            (a) The terms defined below shall for the purposes of this lease have the meanings herein specified:

                  (i) "Operations Year" shall mean each calendar year in which occurs any part of the term of this lease.

                  (ii) "Operation Expenses" shall mean any and all costs and expenses (other than Taxes) paid or incurred by Owner in connection with the operation, servicing, management and maintenance of the Building and the Land. Operation Expenses shall include, without limitation:

                        (A) all wages, contract costs and benefits of employees engaged in the operation and maintenance of the Building and the Land, whether employed by Owner or an independent contractor engaged by Owner, such as salaries, wages, bonuses, medical, surgical and general welfare benefits (including group life, health, accident or other types of insurance), pension payments, retirement benefits, vacation pay, social security taxes, unemployment insurance taxes, payroll taxes, workmen's compensation and other charges or benefits payable under law or under the terms of any collective bargaining agreement;

                        (B) the cost of the electricity and water (including sewer rental) furnished to common areas of the Building, including taxes thereon;

                        (C) the cost of heating and cooling the Building;

                        (D) the cost of fire and extended coverage, rent, casualty, liability, war risk, boiler, sprinkler and other insurance carried with respect to the Building;

                        (E) charges under cleaning contracts and other service contracts pertaining to the operation and maintenance of the Building and the Land; and

                        (F) management fees paid to any managing agent retained by Owner in connection with the operation or management of the Building.

            Operation Expenses shall exclude the following:

                        (1) interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building (except in connection with the financing of items which may be included in Operation Expenses);

                        (2) marketing costs, including real estate broker leasing commissions, and attorneys' fees in connection with the negotiation and preparation of letters of intent, leases, subleases and/or assignments, and attorneys' fees and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Building;

                        (3) costs incurred with respect to the installation of other tenants' or occupants' improvements, in connection with negotiations or disputes with any other tenant in the Building or arising from the violation by Owner or any other tenant in the Building of the terms and conditions of any such tenant's lease;

                        (4) costs of any items (including, but not limited to, costs incurred by Owner for the repair of damage to the Building) to the extent Owner receives reimbursement from insurance proceeds or from a third party (such proceeds to be deducted from Operation Expenses in the year in which received, except that any deductible amount under any insurance policy shall be included within Operation Expenses);

                        (5) costs of a capital nature, including, without limitation, capital improvements, capital repairs and capital equipment; except for those (i) incurred to reduce Operation Expenses (amortized at an annual rate reasonably calculated to equal the amount of Operation Expenses to be saved in each calendar year throughout the term of this Lease, as reasonably determined at the time Owner elects to proceed with the capital improvement or acquisition of the capital equipment to reduce Operation Expenses), together with interest thereon at a rate per annum equal to the Prime Rate announced from time to time by The Chase Manhattan Bank or its successor-in-interest at its headquarters in New York City (the "Prime Rate"), (ii) incurred after the Commencement Date in order to comply with any governmental law or regulation that was enacted subsequent to the Commencement Date or (iii) incurred in connection with a replacement or improvement which in Owner's reasonable judgment is prudent to make in lieu of repairs to the replaced or improved items(s), provided that such capital costs shall be amortized over their useful life, together with interest thereon at a rate per annum equal to the Prime Rate;

                        (6) costs incurred in connection with the presence of any Hazardous Materials in the Building, except to the extent the presence of such Hazardous Materials is as a result of the acts of Tenant, its agents, officers, partners, subtenants, employees, contractors or invitees;

                        (7) compensation for officers and executives of Owner above the grade of building manager;

                        (8) advertising and promotional expenditures, and costs of other tenant's signs; and

                        (9) electric power costs or other utility costs for which any tenant directly contracts with the local public service company (but Owner shall have the right to "gross up" as if the floor was vacant).

                  (iii) "Base Operating Expense Amount" shall mean the Operation Expenses for the year commencing January 1, 2000 and ending December 31, 2000.

                  (iv) "Owner's Operating Statement" shall mean an instrument or instruments, setting forth the amount payable by Tenant for a specified Operations Year pursuant to this Article, and providing a break-down for various categories of expenses as is generally furnished to tenants by owners of comparable buildings in midtown Manhattan.

            (b) If Operation Expenses for any Operations Year shall be greater than the Base Operating Expense Amount, Tenant shall pay to Owner, as Additional Charges for such Operations Year, a sum equal to Tenant's Percentage of the amount by which Operation Expenses for such Operations Year are greater than the Base Operating Expense Amount (herein called the "Operation Payment").

            (c) If during any Operations Year (including, without limitation, the calendar years used to calculate Operating Expense Amount), (i) more than five (5%) percent of any rentable space in the Building shall be vacant or unoccupied, and/or (ii) the tenant or occupant of any space in the Building undertook to perform work or services therein in lieu of having Owner (or Owner's affiliates) perform the same and the cost thereof would have been included in Operation Expenses, then, in any such event(s), the Operation Expenses for such Operations Year which vary based on occupancy shall be adjusted to reflect the Operation Expenses that would have been incurred if ninety-five (95%) percent of the Building had been occupied or if Owner (or Owner's affiliates) had performed such work or services, as the case may be.

            (d) Owner may furnish to Tenant, prior to the commencement of each Operations Year, a written statement setting forth Owner's reasonable estimate of the Operation Payment for the next Operations Year. Tenant shall pay to Owner on the first day of each month during such Operations Year an amount equal to one-twelfth of Owner's estimate of the Operation Payment for such Operations Year. If, however, Owner shall not furnish any such estimate for an Operations Year or if Owner shall furnish any such estimate for an Operations Year subsequent to the commencement thereof, then until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Owner on the first day of each month an amount equal to the monthly sum payable by Tenant to Owner under this Section in respect of the last month of the preceding Operations Year; on the first day of the month following the month in which any estimate is furnished to Tenant pursuant to this Section and monthly thereafter until a new or revised estimate is furnished to Tenant, Tenant shall pay to Owner an amount equal to one-twelfth (1/12th) of the Operation Payment shown on such estimate. Owner may from time to time give notice to Tenant stating whether the installments of the Operation Payment previously made for an Operations Year were greater or less than the installments of the Operation Payment that were required to be paid pursuant to Owner's estimate for such Operations Year, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) days after Owner's written demand therefor, or (ii) if there shall have been an overpayment, Owner shall credit the amount thereof against future installments of Fixed Rent and/or Additional Charges next due and payable. If this lease shall expire before any such credit shall have been fully applied, Owner shall refund to Tenant the unapplied balance of such credit within ten (10) days after such expiration, provided Tenant is not in default of any of its covenants, agreements or obligations under this lease.

            (e) Owner shall furnish to Tenant an Owner's Operating Statement for each Operations Year. Tenant shall pay to Owner, within thirty (30) days of the furnishing of Owner's Operating Statement, the Operation Payment for the Operations Year in question; provided, however, if Owner has furnished to Tenant a statement of the estimated Operation Payment for such Operations Year under the preceding Section 40(d) and the Owner's Operating Statement shall show that the estimated sums so paid by Tenant were (i) less than the Operation Payment to be paid by Tenant for such Operations Year, Tenant shall pay the amount of such deficiency within thirty (30) days after delivery of said Owner's Operating Statement or

(ii) greater than the Operation Payment to be paid by Tenant for such Operations Year, Owner shall credit against future installments of Fixed Rent and/or Additional Charges next coming due the amount of such excess. If this lease shall expire before any such credit shall have been fully applied, Owner shall refund to Tenant the unapplied balance of such credit within thirty (30) days after such expiration, provided Tenant is not in default of any of its covenants, agreements or obligations under this lease.

            (f) (i) Tenant, upon reasonable notice given within sixty (60) days of the receipt of such Owner's Operating Statement, may elect to have Tenant's designated (in such notice) certified public accountant (which shall be a "Big-4" accounting firm) examine such of Owner's books and records (collectively "Records") as are directly relevant to the Owner's Operating Statement in question. If Tenant shall not give such notice within such (60) day period, then the Owner's Operating Statement as furnished by Owner shall be conclusive and binding upon Tenant. In connection with any examination by Tenant of Owner's books and records, Tenant agrees to treat, and to instruct its employees, accountants and agents to treat, all information as confidential and not disclose it to any other person; and Tenant will confirm or cause its employees, certified public accountant and agents to confirm such agreement pursuant to such separate, reasonable instrument as Owner may request.

                  (ii) In the event that Tenant, after having reasonable opportunity to examine the Records (but in no event more than 60 days from the date on which the Records are made available to Tenant), shall disagree with the Owner's Operating Statement, then Tenant may send a written notice ("Tenant's Statement") to Owner of such disagreement, specifying in reasonable detail the basis for Tenant's disagreement and the amount of the Operation Payment Tenant claims is due. Owner and Tenant shall attempt to adjust such disagreement. If they are unable to do so, Owner and Tenant shall designate a certified public accountant (the "Arbiter") whose determination made in accordance with this subsection (f) shall be binding upon the parties. If the determination of the Arbiter shall substantially confirm the determination of Owner, then Tenant shall pay the cost of the Arbiter. If the Arbiter shall substantially confirm the determination of Tenant, then Owner shall pay the cost of the Arbiter. In all other events, the cost of the Arbiter shall be borne equally by Owner and Tenant. The Arbiter shall be a member of an independent certified public accounting firm having at least ten (10) accounting professionals. In the event that Owner and Tenant shall be unable to agree upon the designation of the Arbiter within thirty (30) days after receipt of notice from the other party requesting agreement as to the designation of the Arbiter, then either party shall have the right to request the American Arbitration Association (the "AAA") to designate as the Arbiter a Certified Public Accountant whose determination made in accordance with this subsection (f) shall be conclusive and binding upon the parties, and the cost of such certified public accountant shall be borne as hereinbefore provided in the case of the Arbiter designated by the Owner and Tenant. Owner and Tenant hereby agree that any determination made by an Arbiter designated pursuant to this subsection (f) shall not exceed the amount(s) as determined to be due in the first instance by Owner's Operation Statement, nor shall such determination be less than the amount(s) claimed to be due by Tenant in Tenant's Statement, and that any determination which does not comply with the foregoing shall be null and void and not binding on the parties. In rendering such determination such Arbiter shall not add to, subtract from or otherwise modify the provisions of this lease, including the immediately preceding sentence. Notwithstanding the foregoing provisions of this subsection (f), Tenant, pending the resolution of any contest pursuant to the terms hereof, shall continue to pay all sums as determined to be due in the first instance by such Owner's Operation Statement and, upon the resolution of such contest, suitable adjustment shall be made in accordance therewith with appropriate refund to be made by Owner to Tenant (or credit allowed Tenant against Additional Charges next due and payable) if required thereby. (The term "substantially" as used herein, shall mean a variance of 10% or more.)

            (g) Owner's failure to render an Owner's Operating Statement with respect to any Operations Year shall not prejudice Owner's right thereafter to render an Owner's

Operating Statement with respect to any such Operations Year, nor shall the rendering of an Owner's Operating Statement prejudice Owner's right thereafter to render a corrected Owner's Operating Statement for that Operations Year.

            (h) In any instance in which Tenant is entitled to a refund pursuant to the terms of this lease, Owner may, in lieu of allowing such refund, credit against future installments next due and payable of Fixed Rent and/or Additional Charges any amounts to which Tenant shall be entitled. If this lease shall expire before any such credit shall have been fully applied, then Owner shall refund to Tenant the unapplied balance of such credit within thirty (30) days after such expiration, provided that Tenant is not in default of any of its covenants, agreements or obligations under this lease.

            (i) The commencement or termination of this lease during any Operations Year shall not relieve Tenant of the obligation to make Operation Payments on a pro-rata basis for the portion of the Operations Year following the Commencement Date and/or preceding the Expiration Date. All such rights and obligations under this Article 40 shall survive the expiration or termination of this lease. Any payment due by Owner or Tenant under such Owner's Operating Statement shall be (i) calculated based on a year of 365 days and paid based on the actual number of days elapsed and (ii) shall be payable within thirty (30) days after such statement is sent to Tenant.

            41. ATTORNMENT AND NOTICE TO OWNER. Supplementing the provisions of
Article 7 of this lease:

            (a) This lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases of the Land and/or the Building and/or that portion of the Building of which the Demised Premises are a part, now or hereafter existing and to all mortgages and assignments of leases and rents (each such mortgage or assignment is hereinafter referred to as a "mortgage") which may now or hereafter affect the Land and/or the Building and/or that portion of the Building of which the Demised Premises are a part and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Owner, the lessor under any such lease or the holder of any such mortgage or any of their respective successors-in-interest may reasonably request to evidence such subordination; and if Tenant fails to execute, acknowledge or deliver any such instruments within ten (10) business days after Owner's written request therefor, Tenant hereby irrevocably constitutes and appoints Owner as Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such instruments for and on behalf of Tenant. Any lease to which this lease is, at the time referred to, subject and subordinate is herein called "Superior Lease" and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called "Superior Lessor"; and any mortgage to which this lease is, at the time referred to, subject and subordinate is herein called "Superior Mortgage" and the holder of a Superior Mortgage is herein called "Superior Mortgagee."

            (b) If any act or omission of Owner would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to abate or offset against the payment of rent or to claim a partial or total eviction, Tenant shall not exercise such right until (i) it has given written notice of such act or omission to Owner and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant and (ii) a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice (which reasonable period shall be the period to which Owner would be entitled under this lease or otherwise, after similar notice, to effect such remedy plus thirty (30) days).

            (c) If any Superior Lessor or Superior Mortgagee, or any designee of any Superior Lessor or Superior Mortgagee, shall succeed to the rights of Owner under this lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Owner's rights (herein called "Successor Owner"), Tenant shall attorn to and recognize such Successor Owner as Tenant's Owner under this lease and shall promptly execute and deliver any instrument that such Successor Owner may reasonably request to evidence such attornment. Upon such attornment this lease shall continue in full force and effect as a direct lease between the Successor Owner and Tenant upon all of the terms, conditions and covenants as are set forth in this lease, except that the Successor Owner shall not be:

                  (i) liable for any previous act or omission of Owner (or its predecessors in interest);

                  (ii) responsible for any moneys owing by Owner to the credit of Tenant;

                  (iii) subject to any credits, offsets, claims, counterclaims, demands or defenses which Tenant may have against Owner (or its predecessors in interest);

                  (iv) bound by any payments of rent which Tenant might have made for more than one (1) month in advance to Owner (or its predecessors in interest);

                  (v) bound by any covenant to undertake or complete any construction of the Demised Premises or any portion thereof;

                  (vi) required to account for any security deposit other than any security deposit actually delivered to the Successor Owner;

                  (vii) bound by any obligation to make any payment to Tenant or grant or be subject to any credits, except for services, repairs, maintenance and restoration provided for under this lease to be performed after the date of attornment and which Owners of like properties ordinarily perform at the owner's expense, it being expressly understood, however, that the Successor Owner shall not be bound by an obligation to make payment to Tenant with respect to construction performed by or on behalf of Tenant at the Demised Premises;

                  (viii) bound by any modification of this lease made without the written consent of the Successor Owner; or

                  (ix) required to remove any person occupying the Demised Premises or any part thereof.

            (d) (i) Notwithstanding the foregoing provisions of this Article 41,
(A) with respect to any Superior Lease or Superior Mortgage now existing, Owner shall use reasonable efforts to obtain for Tenant, a Non-Disturbance Agreement (hereinafter defined) from the Superior Lessor under such Superior Lease or Superior Mortgagee under such Superior Mortgage, but Owner's failure to obtain any such Non-Disturbance Agreement shall not in any way affect the validity or effectiveness of this lease or Tenant's obligations hereunder or the subordination of this lease as set forth in this Article 41.

                  (ii) As used herein, the term "Non-Disturbance Agreement" shall mean either (x) an agreement in the form attached hereto as Exhibit E or
(y) an agreement providing in substance that (A) Tenant shall not be named or joined as a party defendant or otherwise in any suit, action or proceeding to enforce any rights granted to such Superior Mortgagee under its Superior Mortgage (unless required by law), and (B) the possession of Tenant shall not be disturbed or evicted and this lease, Tenant's leasehold estate and Tenant's rights hereunder shall not be terminated or otherwise adversely affected as a result of any foreclosure of any such Superior Mortgage, and any sale pursuant to any such foreclosure or the delivery of a deed in lieu of foreclosure, or other acquisition of Owner's interest in the demised premises pursuant to the enforcement of the Superior Mortgagee's remedies; provided, however, that any such provisions of any Non-Disturbance Agreement may be conditioned upon this lease being in full force and effect and no default under the terms of this lease having occurred.

            42. ASSIGNMENT AND SUBLETTING.

            (a) (i) Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise (A) assign or otherwise transfer this lease or the term and estate hereby granted, or offer or advertise to do so, (B) sublet the Demised Premises or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant, (C) mortgage, pledge, encumber or otherwise hypothecate this lease or the Demised Premises or any part thereof in a manner whatsoever or (D) permit the Demised Premises or part thereof to be occupied, or used for desk space, mailing privileges or otherwise, by any person other than Tenant without in each instance obtaining the prior written consent of Owner.

                  (ii) Tenant expressly covenants and agrees that (A) if Tenant is a corporation, a transfer of more than fifty percent (50% at any one time or in the aggregate from time to time) of the shares of any class of the issued and outstanding stock of Tenant, its successors or assigns, or the issuance of additional shares of any class of its stock to the extent of more than 50% of the number of shares of said class of stock issued and outstanding at the time that it became the tenant hereunder or (B) if Tenant is a partnership, limited liability company, unincorporated association of other entity, the sale or transfer of more than 50% of the partnership, membership, joint venture, unincorporated association interests or other form of beneficial interests of Tenant, its successors or assigns, shall constitute an assignment of this lease and, unless in each instance the prior written consent of Owner has been obtained, shall constitute a default under this lease and shall entitle Owner to exercise all rights and remedies provided for herein in the case of default. Notwithstanding the foregoing provisions of this Section (a)(ii), transfers of stock in a corporation whose shares are traded in the "over-the-counter" market or any recognized national securities exchange shall not constitute an assignment for purposes of this lease, provided that the principal purpose of such transfer or transfers is not to avoid the restrictions on assignment otherwise applicable under this Article 42.

            (b) (i) If Tenant is a corporation, limited liability company, partnership or similar entity, Owner's consent shall not be required with respect to sublettings to any corporation or similar entity or to any limited liability company, partnership or similar entity which is an Affiliate of Tenant, provided that (1) any such Affiliate is a reputable entity of good character and (2) a duplicate original instrument of sublease in form and substance reasonably satisfactory to Owner, duly executed by Tenant and such Affiliate, shall have been delivered to Owner at least ten (10) days prior to the effective date of any such sublease. For purposes of this Article 42, the term "Affiliate" shall mean any entity which controls or is controlled by or under common control with tenant, and the term "control" shall mean, in the case of a corporation, ownership or voting control, directly or indirectly, of at least twenty-five (25%) percent of all the voting stock, and in case of a joint venture, limited liability company, partnership or similar entity, ownership, directly or indirectly, of at least twenty-five (25%) percent of all the general or other partnership, membership (or similar) interests therein.

                  (ii) If Tenant is a corporation, limited liability company, partnership or similar entity, Owner's consent shall not be required with respect to an assignment of this lease to an Affiliate of Tenant, provided that
(1) the assignee is a reputable entity of good character, (2) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Owner, duly executed by Tenant, shall have been delivered to Owner at least ten (10) days prior to the effective date of any such assignment, (3) an instrument in form and substance satisfactory to Owner, duly executed by the assignee, in which such assignee assumes (as of the Commencement Date) observance and performance of, and agrees to be personally bound by, all of the terms, covenants and conditions of this lease on Tenant's part to be performed and observed shall have been delivered to Owner not more than ten (10) days after the effective date of such assignment, (4) such assignment is for a legitimate business purpose and not principally for the purpose of avoiding the restrictions on assignment otherwise applicable under this Article 42 and (5) such assignee has a net worth computed in accordance with generally accepted accounting principles at least equal to $20,000,000.00.

            (c) If this lease be assigned, whether or not in violation of the provisions of this lease, Owner may collect rent from the assignee. If the Demised Premises are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this lease, Owner may collect rent from the subtenant or occupant. In either event, Owner may apply the net amount collected to the Fixed Rent and Additional Charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 42(a), or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant's obligations under this lease. The consent by Owner to a particular assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered a consent by Owner to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article. References in this lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall also include licensees and others claiming under or through Tenant, immediately or remotely.

            (d) Any assignment or transfer, whether made with or without Owner's consent, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Owner an agreement in form and substance reasonably satisfactory to Owner whereby the assignee shall assume the obligations of this lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in Section 42(a) shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of Fixed Rent and/or Additional Charges by Owner from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Fixed Rent and Additional Charges and for the other obligations of this lease on the part of Tenant to be performed or observed.

            (e) The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Owner extending the time of, or modifying any of the obligations of, this lease, or by any waiver or failure of Owner to enforce any of the obligations of this lease.

            (f) The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this lease or in the Demised Premises, nor shall it be deemed to be the consent of Owner to any assignment or transfer of this lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others.

            (g) Notwithstanding anything to the contrary contained in this Article, if Tenant shall at any time or times during the term of this lease desire to assign this lease or sublet all or any portion of the Demised Premises, Tenant shall give notice thereof to Owner, which notice shall be accompanied by (i) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be at least thirty
(30) days after the giving of such notice, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises, and (iii) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent certified financial statements, if such financial statements are certified (or, if not, certified by the chief financial officer of the proposed assignee or subtenant as being true and correct). Such notice shall be deemed an offer from Tenant to Owner whereby Owner may, at its option, (A) terminate this lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Demised Premises) or (B) terminate this lease with respect to the space covered by the proposed sublease (if the proposed transaction is a sublease of less than all or substantially all of the Demised Premises). Said option may be exercised by Owner by notice to Tenant at any time within 45 days after such notice has been given by Tenant to Owner; and during such 45-day period Tenant shall not assign this lease or sublet the Demised Premises to any person or entity.

            (h) If Owner exercises its option to terminate this lease in the case where Tenant desires either to assign this lease or sublet all or substantially all of the Demised Premises, then this lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the Fixed Rent and Additional Charges shall be paid and apportioned to such date.

            (i) If Owner exercises its option to terminate this lease with respect to the space covered by Tenant's proposed sublease in any case where Tenant desires to sublet part of the Demised Premises, then (i) this lease shall end and expire with respect to such part of the Demised Premises on the date that the proposed sublease was to commence; (ii) from and after such date the Fixed Rent and Additional Charges shall be adjusted, based upon the proportion that the rentable area of the Demised Premises remaining bears to the total rentable area of the Demised Premises; and (iii) Tenant shall pay to Owner, upon demand, as Additional Charges hereunder the costs incurred by Owner in physically separating such part of the Demised Premises from the balance of the Demised Premises and in complying with any laws and requirements of any public authorities relating to such separation.

            (j) In the event Tenant shall have complied with the provisions of
Section 42(g) and Owner does not exercise its options pursuant to Section 42(g) to terminate this lease in whole or in part, and provided that Tenant is not in default of any of Tenant's obligations under this lease beyond the expiration of any applicable notice and/or cure period, either at the time Owner's consent to such assignment or sublease is requested or at the commencement of the term of any proposed sublease or on the effective date of any such assignment, Owner's consent (which must be in writing and in form satisfactory to Owner) to the proposed assignment or sublease shall not be unreasonably withheld, provided and upon condition that:

                  (i) In Owner's judgment the proposed assignee or subtenant is engaged in a business and the Demised Premises will be used in a manner which is limited to the use expressly permitted under Article 2 and does not violate
Article 38;

                  (ii) The proposed assignee or subtenant is a reputable person of good character whose tenancy shall comport with the first class character of the Building, having a net worth reasonably satisfactory to Owner considering the responsibility involved;

                  (iii) Neither (A) the proposed assignee or sublessee nor (B) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is (x) then an occupant of any part of the Building or (y) a person with whom Owner is then negotiating to lease space in the Building;

                  (iv) The form of the proposed sublease shall be in form reasonably satisfactory to Owner and shall comply with the applicable provisions of this Article;

                  (v) The Demised Premises shall not be occupied by more than two (2) entities (i.e., Tenant and one (1) subtenant, or two (2) subtenants);

                  (vi) Tenant shall reimburse Owner on demand for any commercially reasonable costs that may be incurred by Owner in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the granting of any requested consent;

                  (vii) No advertisement shall have stated the proposed rental, and Tenant shall not have listed the Demised Premises for subletting, whether through a broker, agent, representative, any computerized or electronic listing system or service (including, without limitation "Co-Star" or "Re-locate") or otherwise, at a rental rate less than the fixed rent and additional charges at which Owner is then offering to lease other space in the Building. Nothing contained in this subclause (vii) shall be construed to prohibit Tenant from actually entering into a sublease at a rental less than the amount described in the preceding sentence.

            (k) In the event that (i) Owner fails to exercise any of its options under Section 42(g), and consents to a proposed assignment or sublease, and (ii) Tenant fails to execute and deliver the assignment or sublease to which Owner consented within ninety (90) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of Section 42(g) before assigning this lease or subletting all or part of the Demised Premises.

            (l) With respect to each and every sublease or subletting authorized by Owner under the provisions of this lease, it is further agreed:

                  (i) No subletting shall be for a term ending later than one day prior to the expiration date of this lease.

                  (ii) No sublease shall be valid, and no subtenant shall take possession of the Demised Premises until an executed counterpart of such sublease has been delivered to Owner.

                  (iii) Each sublease shall provide that it is subject and subordinate to this lease and to the matter to which this lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Owner under this lease Owner may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Owner's option, attorn to Owner pursuant to the then executory provisions of such sublease, except that Owner shall not (A) be liable for any previous act or omission of Tenant under such sublease, (B) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (C) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent.

                  (iv) Each sublease shall (A) provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, without Owner's consent, which consent shall not be unreasonably withheld or delayed, but such right to sublet or assign shall be subject to all other provisions of this Article 42, including, without limitation, Owner's rights under Section 42(g) and (B) set forth the terms and provisions of Section 42(b), with the subtenant being subject to the restrictions in Section 42(b) applicable to Tenant.

            (m) If the Owner shall give its consent to any assignment of this lease or to any sublease, Tenant shall in consideration therefor, pay to Owner, as Additional Charges, an amount equal to seventy-five (75%) percent of the Assignment Profit (hereinafter defined) or Sublease Profit (hereinafter defined), as the case may be.

                  (i) The term "Assignment Profit" as used herein shall mean an amount equal to the excess of (x) all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment, including, without limitation, any sums paid for Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property over (y) the Transaction Costs (as hereinafter defined).

                  (ii) The term "Sublease Profit" as used herein shall mean an amount equal to the excess of (x) any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant (including, without limitation, any fee, penalty or charge paid by the subtenant for the right to cancel the sublease) which is in excess of the Fixed Rent and Additional Charges accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof, including, without limitation, any sums paid for the value of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property over (y) the Transaction Costs.

                  (iii) The term "Transaction Costs" shall mean, with respect to any assignment or subletting, the following costs incurred by Tenant: the cost of work performed to prepare the Demised Premises for the assignee or subtenant, the sum of customary brokerage commissions incurred in connection with the assignment or sublease, and reasonable attorneys' fees incurred in connection with the preparation and negotiation of the assignment or sublease (but not including attorneys' fees incurred in connection with obtaining Owner's consent to the assignment or sublease). In calculating Assignment Profit or Sublease Profit, all Transaction Costs shall be amortized on a straight-line basis over the term of the sublease (or over the balance of the term of this lease in the case of an assignment).

            (n) The sums payable under this Section shall be paid to Owner as and when paid by the assignee or the subtenant, as the case may be, to Tenant. Tenant shall use all reasonable efforts to collect (1) in the case of an assignment, all sums and other consideration payable to it by the assignee for or by reason of such assignment and (2) in the case of a sublease, all rents, additional charges and other consideration payable to it under the sublease and, in every case, Tenant shall, from time to time upon written demand by Owner, provide Owner with an accounting of all such sums payable to it by any such assignee and/or sublessee.

            (o) Each subletting shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease. Notwithstanding any subletting and/or acceptance of rent or additional charges by Owner from any subtenant, Tenant shall and will remain fully liable for the payment of the Fixed Rent and Additional Charges due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Demised Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article. If Owner shall decline to give its consent to any proposed assignment or sublease, or if Owner shall exercise any of its options under Section 42(g), Tenant shall indemnify, defend and hold harmless Owner against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Owner by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

            43. INSURANCE. Supplementing the provisions of Article 9 of this lease:

            (a) Tenant shall at its own cost and expense at all times during the term of this lease maintain in force and effect, the following insurance, in blanket form or otherwise, with reputable and independent insurers admitted and licensed to do business in New York in amounts required by Owner:

                  (i) Fire insurance on leasehold improvements and on all personal property in the Demised Premises or used in connection therewith in an amount not less than the replacement cost thereof;

                  (ii) Business interruption insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings, for a period of twelve (12) months, attributable to all perils and casualties commonly insured against by prudent tenants or attributable to prevention of access to the Demised Premises or the Building as a result of such perils;

                  (iii) Commercial General liability insurance, including Products Liability insurance, at a minimum $3,500,000.00 Combined Single Limit, subject to no deductible, including all standard Broad Form Comprehensive General Liability coverages (ISO Form G222 or a similar form providing all coverages noted in ISO Form G222). The Fire Legal Liability limit in the Broad Form endorsement shall be written in an amount equal to the replacement cost of the Demised Premises, such amount to be agreed upon between Owner and Tenant;

                  (iv) Umbrella Liability insurance at a minimum $5,000,000.00 limit, subject to a $10,000 Self Insured Retention, providing excess coverage over all coverages included in the Commercial General Liability policy and Broad Form Commercial Liability endorsement noted in clause (iii) above; and

                  (v) All other insurance reasonably necessary for the conduct of Tenant's business.

            (b) All insurance policies (except for those insurance policies covering solely Tenant's personal property) shall name Owner, its managing agent and their respective officers, partners, shareholders, directors, agents, employees and any owned, controlled, affiliated subsidiary company or corporation now existing or hereinafter constituted, as their interest may appear as an insured and, except for business interruption policies, shall also name any mortgagee or lessor of the Building as an additional insured, and shall be fully paid for by Tenant when obtained, and receipted bills therefor shall be exhibited to Owner. Renewal policies shall be procured and such policies, if required by any mortgagee or lessor of the Demised Premises, or certificates thereof shall be submitted to Owner with receipted bills (or other proof of payment reasonably satisfactory to Owner) showing proof of payment of premiums therefor at least thirty (30) days prior to the expiration of the existing policies. All insurance policies shall be issued by companies licensed to do business in New York State, with an A.M. Best rating of not less than A-X, and all such policies shall provide that the insurer will not cancel or modify said policies without first giving Owner thirty (30) days prior written notice.

            (c) Supplementing the foregoing provisions of this Article 43, Tenant agrees, at Tenant's sole cost and expense, to procure and maintain any other insurance, in such amounts and to include such provisions in its policies of insurance, which Owner may reasonably require from time to time.

            (d) In the event of the failure of Tenant to procure or pay for any insurance required by the terms of this lease, then Owner may, without further notice to Tenant and in addition to any other remedies it may have, procure the same and pay the premiums therefor; and any sums expended by Owner for this purpose shall be and become due and payable to Owner as Additional Charges and shall be paid to Owner on demand. Owner shall have the same remedies for the nonpayment therefor as for the nonpayment of Fixed Rent.

            (e) Owner may from time to time require that the amount of the insurance to be maintained by Tenant under this Article be increased to the amount which is then customarily required by prudent owners of first class office buildings in midtown Manhattan.

            44. TENANT'S WORK AND ALTERATIONS. Supplementing the provisions of
Article 3 of this lease:

            (a) Owner shall not unreasonably withhold its consent to any non-structural changes, alterations, installations, additions or improvements (collectively, "Tenant's Work"), provided such Tenant's Work is performed only by contractors or mechanics mutually approved by Owner and Tenant, and such Tenant's Work, in the sole opinion of Owner, shall not (i) adversely affect the proper functioning of the Building's mechanical, electrical, sanitary, plumbing, heating, air-conditioning, ventilating, utility or any other service systems,
(ii) result in a violation of, or require a change in, any certificate of occupancy applicable to the Demised Premises or the Building, (iii) affect in any way the outside appearance, usefulness or rentability of the Building or any part thereof, (iv) weaken or impair (temporarily or permanently) the structure of the Demised Premises or the Building either in the course of the making of such Tenant's Work or upon its completion (v) physically affect any part of the Building outside of the Demised Premises or (vi) use any materials or finishes for items described on the Building Standard Finish Schedule set forth in Exhibit D annexed hereto other than the Building standard materials and finishes set forth on Exhibit D. Notwithstanding anything to the contrary contained in this Article 44 and subject to the provisions of Article 44(b) below, Owner's consent shall not be required with respect to any Tenant's Work in the Demised Premises which, by itself or in the aggregate with any other Tenant's Work that constitutes a single project, does not exceed $25,000 and consists of purely decorative painting, wall covering, carpeting and finish work and which does not require the preparation and filing of plans to obtain a building permit and which otherwise complies with the requirements for Building standard materials and finishes set forth on Exhibit D ("Decorative Work").

            (b) Prior to commencing any Tenant's Work in the Demised Premises (other than with respect to Decorative Work), Tenant shall submit to Owner for Owner's written approval one set of sepia transparencies and eight prints of complete and coordinated final drawings, plans and specifications (collectively, "Tenant's Plan") for such Tenant's Work. In the case of such purely decorative work, Tenant shall nevertheless submit to Owner a schematic design and written description of the work. Tenant's Plan shall be fully detailed and shall show complete dimensions, shall not be in conflict with Owner's basic plans for the Building, shall not require any changes in the structure of the Building and shall not be in violation of any laws, orders, rules or regulations of any governmental department or bureau having jurisdiction of the Demised Premises.

            (c) After submission to Owner of Tenant's Plan, Owner shall, within fifteen (15) business days of Owner's receipt thereof, either (i) approve the same, which approval shall not be unreasonably withheld or (ii) set forth in writing the particulars in which Owner does not approve same, in which latter case Tenant shall return to Owner appropriate corrections thereto. Such corrections shall be subject to Owner's approval, to be granted or withheld in accordance with the foregoing terms of Section 44(a) above. Tenant shall pay to Owner, promptly upon being billed and as Additional Charges, any reasonable out-of-pocket charges or expenses Owner may incur in reviewing Tenant's Plan. Tenant agrees that any review or approval by Owner of Tenant's Plan is solely for Owner's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, legality, correctness or efficiency thereof or otherwise.

            (d) If Tenant makes any changes in Tenant's Plan subsequent to its approval by Owner and if Owner consents to such changes, Tenant shall pay to Owner all reasonable costs and expenses caused by such changes, which Owner may incur or sustain by reason of delays or changes necessitated in the performance by Owner of any construction or work it is performing in the Building; it being understood and agreed, however, that Owner shall have the right to consent to any such changes, which consent shall be granted or withheld within ten (10) business days after Owner's receipt of such changed Tenant's Plans on the basis of the same criteria set forth in Section 44(a) above. Any charges payable under this Section shall be paid as Additional

Charges by Tenant from time to time within thirty (30) days of Owner's demand therefor, whether or not the lease term shall have commenced.

            (e) Following compliance by Tenant with its obligations under the foregoing Sections of this Article, Tenant shall timely commence Tenant's Work in order to complete same within a reasonable period of time. Tenant's Work shall be diligently pursued and shall be performed in a good and workmanlike manner at Tenant's sole cost and expense.

            (f) Tenant agrees that in the performance of Tenant's Work (i) neither Tenant nor its agents or employees shall interfere with the work being done by Owner and its agents and employees, (ii) Tenant shall comply with any reasonable work schedule, rules and regulations proposed by Owner, its agents or employees, (iii) the labor employed by Tenant shall be harmonious and compatible with the labor employed by Owner in the Building, it being agreed that if in Owner's judgment the labor is incompatible Tenant shall forthwith upon Owner's demand withdraw such labor from the Demised Premises, (iv) Tenant shall procure and deliver to Owner worker's compensation, public liability, property damage and such other insurance policies, in such amounts as shall be reasonably acceptable to Owner in connection with Tenant's Work, and shall upon Owner's request cause Owner to be named as an additional insured thereunder, (v) Tenant shall hold Owner harmless from and against any and all claims arising from or in connection with any act or omission of Tenant or its agents or employees, (vi) Tenant's Work shall be performed in accordance with the approved Tenant's Plan and in compliance with the laws, orders, rules and regulations of any governmental department or bureau having jurisdiction of the Demised Premises,
(vii) Tenant shall promptly pay for Tenant's Work in full and shall not permit any lien to attach to the Demised Premises or the Building and (viii) Tenant shall comply, and shall cause Tenant's contractors, consultants, agents and employees to comply, with the alteration rules and regulations attached hereto as Exhibit D and made a part hereof.

            (g) The following provisions shall apply with respect to the performance of any Tenant's Work:

                  (i) Upon Owner's approval of Tenant's Plans, Tenant shall submit to Owner cost estimates certified by Tenant's architect for such work. Owner shall review such estimates in order to determine if they accurately reflect the cost of Tenant's Work. The determination of Owner shall control and be binding on the parties unless there is more than a 15% variance in the costs, as estimated by Owner and Tenant's architect. If there is more than said 15% variance Owner shall appoint an architect and Owner's architect and Tenant's architect shall promptly proceed to settle the dispute as arbitrators (and if they are not able to settle the dispute, shall appoint a third architect, in which case the three architects shall proceed to settle the dispute as arbitrators) and the determination of said architects shall be conclusive. If a third architect is appointed as aforesaid, the third architect's fees shall be paid by Tenant.

                  (ii) Upon a final determination being made of the estimated cost of Tenant's Work, as provided in subsection (i) above (and prior to Tenant's commencing any work) Tenant shall deliver to Owner, to secure the prompt and proper completion of Tenant's Work, an irrevocable, unconditional, negotiable letter of credit, issued by and drawn on a bank or trust company in a form reasonably satisfactory to Owner, in an amount equal to the aggregate of
(A) the aforesaid final cost estimate and (B) ten (10%) per cent of such sum. Such letter of credit shall be for one year and shall be renewed by Tenant each and every year until Tenant's Work is completed and shall be delivered to Owner not less than 30 days prior to the expiration of the then current letter of credit. Failure to deliver such new letter of credit on or before said date shall be a material breach of this lease and Owner shall have the right, inter alia, to present the then current letter of credit for payment and to hold the proceeds thereof as security for the performance and observance by Tenant of the terms, provisions and conditions of this lease.

                  (iii) Provided that Tenant shall not be in default in any of its obligations under this lease, upon (A) the completion of Tenant's Work in accordance with the terms of this Article and (B) the submission to Owner of proof evidencing the payment in full for Tenant's Work, the letter of credit (or the balance of the proceeds thereof, if Owner has drawn on said letter of credit) shall be returned to Tenant.

                  (iv) Upon the Tenant's failure to properly perform, complete and fully pay for Tenant's Work, as determined by Owner, Owner shall be entitled to draw down on the letter of credit to the extent it deems necessary and to apply the proceeds thereof with respect to Tenant's Work, the restoration and/or protection of the Demised Premises or the Building and the payment or satisfaction of any costs, damages or expenses in connection with the foregoing and/or Tenant's obligations under this Article. Any unapplied proceeds of the letter of credit shall be held by Owner for the purposes set forth in this
Section 44(g), and any such unapplied proceeds held by Owner at the time that any Tenant's Work for which the letter of credit was posted has been completed in accordance with the provisions of this Section 44(g) shall be returned to Tenant, provided that Tenant shall not then be in default under any provision of this lease.

            (h) All fixtures and equipment installed or used by Tenant in the Demised Premises shall be fully paid for by Tenant in cash and shall not be subject to conditional bills of sale, chattel mortgage or other title retention agreements.

            (i) Tenant, at the time Tenant submits to Owner Tenant's Plan for any Tenant's Work, may request in writing that Owner specifically identify any improvement shown on Tenant's Plan which is a non-customary improvement for a normal office installation and which Owner requires that Tenant remove at the end of the term of this lease (and restore the Demised Premises to its condition existing prior to the making of such improvement). If Tenant shall make such request in writing and such request shall specify that the failure of Owner to indicate any such improvement shall be deemed a waiver of Owner's right to require Tenant to remove same, then, any improvement which Owner fails to designate in Owner's approval of such Tenant's Plan as an improvement which Tenant shall be required to remove shall not be required to be removed by Tenant at the end of the term of this lease, and such failure shall constitute a waiver of Owner's right to obligate Tenant to remove such improvement at the end of the term of this lease. Tenant shall in all events be required to remove and restore internal stair cases and floor cuts.

            45. ELECTRIC ENERGY.

            (a) For the purposes of this Article:

            (i) The term "Electric Rate" shall mean at the time in question 112% of the public utility rate schedule (including all surcharges, taxes, fuel adjustments, taxes regularly passed on to consumers by the public utility, and other sums payable in respect thereof) for the supply of electric energy to Owner for the Building. Notwithstanding the foregoing provisions of this Section, if the public utility rate schedule (with such inclusions) applicable to Owner for the purchase of electric energy for the Building shall be less than the public utility rate schedule applicable to Owner if Owner were to purchase electricity solely for the Demised Premises, then the higher rate schedule shall be used in determining the Electric Rate.

            (ii) The term "Base Electric Rate" shall mean the Electric Rate in effect on the date of this lease.

            (iii) The term "Base Electric Charge" shall mean an annual amount equal to Eighteen Thousand Three Hundred and 00/100 Dollars ($18,300.00).

            (iv) The term "Electric Consumption Charge" shall mean an amount, included as a component of Fixed Rent, equal to the sum of the Base Electric Charge plus all increases thereto pursuant to the provisions of this Article 45.

            (b) Subject to the provisions of this Article 45, Owner shall furnish the electric energy that Tenant shall reasonably require in the Demised Premises for the purposes permitted under this lease on a "rent inclusion" basis and there shall be no separate charge to Tenant for such electric energy, such electric energy being included in Owner's services which are covered by the Fixed Rent. Owner and Tenant agree that the Base Electric Charge represents the amount initially included in the annual Fixed Rent set forth in Section 37(b) hereof to cover the furnishing of such electric energy by Owner on a rent inclusion basis and that such Base Electric Charge component of Fixed Rent shall in no event be subject to reduction, but shall be subject to being increased as hereinafter provided. Owner shall not be liable in any event to Tenant for any failure, interruption or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act of omission of the public utility serving the Building with electricity or for any other reason not attributable solely to Owner's willful misconduct or gross negligence (but in no event shall Owner be responsible for any consequential damages). Owner shall furnish and install all replacement lighting tubes, lamps, bulbs and ballasts required in the Demised Premises, and Tenant shall pay to Owner or its designated contractor upon demand the then established charges therefor of Owner or its designated contractor, as the case may be.

            (c) Owner will furnish electric energy to Tenant through presently installed electric facilities for Tenant's reasonable use of such lighting and other electrical fixtures, appliances and equipment based on Tenant's approved plan for initial occupancy. At any time, and from time to time, after Tenant shall have entered into possession of the Demised Premises, or any portion thereof, Owner, its agent(s) and consultants may survey the electrical fixtures, appliances and equipment in and/or serving the Demised Premises and Tenant's consumption of electrical energy to (i) ascertain whether Tenant is complying with its obligations under this Article; and (ii) determine whether the then Electrical Consumption Charge included in Fixed Rent is less than the Electrical Consumption Charge computed as a result of said survey and to adjust the Electrical Consumption Charge component of Fixed Rent in accordance with such computation, which computation and adjustment shall be made as follows:

                  (i) In the case of the first electric survey, if the product of (x) the Electric Rate then in effect on the Commencement Date of the term hereof and (y) the electric consumption shown by the survey on a kilowatt and kilowatt hour basis shall exceed the Base Electric Charge, then the Electrical Consumption Charge component of the Fixed Rent shall be increased by the amount of such excess, retroactive to the Commencement Date.

                  (ii) In the event of the second and subsequent surveys, the computation shall be made by (A) dividing the Electrical Consumption Charge in effect immediately prior to such survey (the "Existing Electrical Consumption Charge") for which the computation is being made, by the number of kilowatt hours of electricity supplied to the Demised Premises as determined by the last prior survey made by Owner's consultant, thus arriving at an electrical consumption per kilowatt hour rate ("KWH Rate"); and (y) multiplying the number of kilowatt hours of consumption, as determined by the survey for which the computation is being made, by the KWH Rate.

            If such current survey determination shall show that the Existing Electrical Consumption Charge is different from the Electrical Consumption Charge computed in accordance with such survey, as above provided, then effective as of the earlier of: (A) the date of such survey; or (y) the earlier date(s), if any, on which changes in the connected power load or changes in electrical consumption occurred (as determined by Owner's electric consultant), the Existing Electrical Consumption Charge included as a component of Fixed Rent shall be adjusted by an amount equal to the difference between the Existing Electrical Consumption Charge and the then Electrical Consumption Charge but in no event shall the Electrical Consumption Charge be reduced below the Base Electric Charge.

            (iii) All survey determinations to be made by Owner's electrical consultant shall take into account, among other things, any special electric requirements of Tenant and whether Tenant is utilizing electric energy at times other than Business Hours on Business Days (as such terms are defined in Section
46) and if cleaning services are provided by Owner, such survey shall include Owner's normal cleaning hours of five (5) hours per day for lighting within the Demised Premises and for electrical equipment normally used for such cleaning. The findings of the consultant as to any adjustment in the Fixed Rent based on such average monthly electric energy consumption shall be conclusive and binding upon the parties (subject to subsection 45(c)(iv) below). As hereinbefore provided, any such increase resulting from the initial survey shall be effective as of the Commencement Date, and any such increase or decrease resulting from a subsequent survey shall be effective as of the earlier of: (i) the date of such subsequent survey; or (ii) the earlier date(s), if any, on which changes in the connected power load or electric consumption occurred (as determined by Owner's electrical consultant). The initial unpaid amount of each such adjustment shall be paid within ten (10) days after Owner furnishes Tenant with a statement thereof. Thereafter, the Fixed Rent shall be appropriately adjusted but in no event shall the Fixed Rent be reduced below the amount thereof set forth in
Section 37(b).

            (iv) Tenant, within thirty (30) days after notification from Owner of the determination of Owner's utility consultant (in accordance with the provisions of this Section 45(c)), shall have the right to contest, at Tenant's cost and expense, such determination by submitting to Owner a like rating determination prepared by a utility consultant of Tenant's selection which will highlight the differences between Owner's survey and Tenant's survey. If the determination of Tenant's consultant does not vary from the determination of Owner's consultant by more than ten percent (10%), then Owner's determination shall be deemed binding and conclusive. If the determination of Tenant's consultant varies by more than ten percent (10%) and if Owner's consultant and Tenant's consultant shall be unable to reach agreement within thirty (30) days, then such two consultants shall designate a third consultant to make the determination, and the determination of such third consultant shall be binding and conclusive on both Owner and Tenant. If the determination of such third consultant shall substantially confirm the findings of Owner's consultant (i.e., within ten percent (10%)), then Tenant shall pay the cost of such third consultant. If such third consultant shall substantially confirm the determination of Tenant's consultant (i.e., within ten percent (10%)), then Owner shall pay the cost of such third consultant. If such third consultant shall make a determination substantially different from that of both Owner's and Tenant's consultants (or is within ten percent (10%) of both such determinations), then the cost of such third consultant shall be borne equally by Owner and Tenant. In the event that Owner's consultant and Tenant's consultant shall be unable to agree upon the designation of a third consultant within thirty (30) days after Tenant's consultant shall have made its determination (different from that of Owner's consultant), then either party shall have the right to request The Real Estate Board of New York, Inc. (or, upon their failure or refusal to act, the American Arbitration Association in the City of New York) to designate a third consultant whose decision shall be conclusive and binding upon the parties, and the costs of such third consultant shall be borne as hereinbefore provided in the case of a third consultant designated by the Owner's and Tenant's consultants. Pending the resolution of any contest pursuant to the terms hereof, Tenant shall pay the Additional Charge on account of electricity determined by Owner's consultant, and upon the resolution of such contest, appropriate adjustment in accordance with such resolution of such Additional Charge payable by Tenant on account of electricity shall be made retroactive to the date of the determination of Owner's consultant.

            (d) If at any time during the term of this lease the Electric Rate shall exceed the Base Electric Rate or be changed so as to be decreased below the previously existing Electric Rate(s) (as same may have been increased pursuant to the provisions of this Article), then, effective as of the date of each such change in the Electric Rate, the Electrical Consumption Charge included in the Fixed Rent shall be increased or decreased in proportion to such change in the Electric Rate (as determined by Owner's electrical consultant but in no event, however, shall the Electric Consumption Charge be reduced below the Base Electric Charge).

            (e) (i) Tenant's use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's distribution of electricity via the Building's electric system, Tenant shall not, without Owner's prior consent in each instance (which shall not be unreasonably withheld) connect any fixtures, appliances or equipment (other than normal business machines which do not materially increase Tenant's electrical consumption) to the Building's electric system or make any alterations or additions to the electric system of the Demised Premises existing on the Commencement Date.

                  (ii) In the event Tenant requests additional power in addition to that which is being supplied by Owner on the date of initial occupancy, and if and to the extent such additional power is available for use by Tenant without resulting in allocation to Tenant of a disproportionate amount of available power, then Owner shall connect such additional power to the Demised Premises, and Tenant agrees to pay Owner its then established connection charge for each additional amp of power or portion thereof so supplied to the Demised Premises, including the cost of installing additional risers, switches and related equipment necessary in providing such additional power.

            (f) At Owner's option, the parties shall execute, acknowledge and deliver to each other a supplemental agreement in such form as Owner shall reasonably require to reflect each change in the Fixed Rent under this Article, but any such change shall be effective as of the effective date described in the Section under which such change is provided for, even if such agreement is not executed and delivered.

            (g) Owner reserves the right to discontinue furnishing electric energy to Tenant in the Demised Premises as any time upon not less than 30 days' notice to Tenant. If Owner exercises such right, this lease shall continue in full force and effect and shall be unaffected thereby, except that from and after the effective date of such termination Owner shall not be obligated to furnish electric energy to Tenant and the Fixed Rent payable under this lease shall be reduced by an amount equal to the Electrical Consumption Charge component of such Fixed Rent. If Owner so discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric energy to the Building. Such electric energy may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purpose. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company shall be furnished and installed by Owner at Tenant's expense, but Owner may, at its option, before commencing any such work or at any time thereafter, require Tenant to furnish to Owner such security in form (including, without limitation, a bond issued by a corporate surety licensed to do business in New York) and amount as Owner shall deem necessary to assure the payment for such work by Tenant.

            (h) If pursuant to any law, ruling, order or regulation, the charges under which Tenant is purchasing electricity from Owner pursuant to this Article shall be reduced below that which Owner is otherwise entitled hereunder, then Tenant shall pay said deficiency to Owner as an Additional Charge within ten
(10) days after being billed therefor by Owner, as compensation for the use and maintenance of the Building's electric distribution system.

            (i) At Owner's option, Owner shall furnish and install all replacement lighting, tubes, lamps, bulbs and ballasts required in the Demised Premises; and in such event,

Tenant shall pay to Owner or its designated contractor upon demand the then established reasonable charges therefor of Owner or its designated contractor, as the case may be.

            46. OWNER'S SERVICES. Supplementing the provisions of Article 29 of this lease:

            (a) Subject to the provisions of Section 29(e) hereof, Owner shall at Tenant's expense (as an Operation Expense) furnish and distribute condenser water to the air handling unit on each floor of the Demised Premises to permit such air handling unit to provide cool and tempered air ("air-conditioning") at reasonable temperatures, pressures and degrees of humidity and in reasonable volumes and velocities at suitable locations from 8:00 a.m. to 6:00 p.m. ("Business Hours") on Business Days, and 8:00 a.m. to 1:00 p.m. on Saturdays, from May 15 through September 30. As used herein, the term "Business Days" shall mean all days except Saturdays, Sundays, New Year's Day, Martin Luther King Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, the day following Thanksgiving, Christmas and any other days which shall be either
(i) observed by the federal or state governments as legal holidays or (ii) designated as a holiday by the applicable Building Service Union Employee Service contract or by the applicable Operating Engineers contract.

            (b) If Tenant requires heating, ventilation or air-conditioning services during hours other than Business Hours, Owner shall furnish such services initially at a rate of Three Hundred Thirty ($330) Dollars (subject to increase as set forth in Section 46(i) below) per hour of service to Tenant at Tenant's expense; provided that if Owner simultaneously furnishes such services to another Building tenant or tenants whose Demised Premises are in the same zone of the HVAC system as the Demised Premises, the cost thereof shall be pro rated between or among Tenant and such tenant or tenants, based upon the ratio which Tenant and each such other tenant(s) rentable square footage bears to the total rentable square footage of Tenant and such other tenant(s).

            (c) Owner shall not be responsible for any failure to supply air-conditioning at reasonable temperatures, pressures or degrees of humidity or in reasonable volumes or velocities in any room or other area of the Demised Premises by reason of any machinery or equipment installed therein by Tenant, or which has a human occupancy factor in excess of one person per 100 rentable square feet. Tenant agrees to cooperate fully with Owner at all times and to abide by all regulations and requirements which Owner may reasonably prescribe for the proper functioning and protection of said air-conditioning system.

            (d) Owner will cause the general and executive office portions of the Demised Premises to be cleaned in accordance with the cleaning specifications annexed hereto as Exhibit B and made a part hereof. Owner will, when and to the extent reasonably requested by Tenant, furnish to Tenant additional elevator and/or cleaning services at Building standard rates and upon such terms and conditions as shall be determined by Owner in its discretion; and Tenant shall pay to Owner within thirty (30) days after written demand, as Additional Charges, Owner's charge for such additional services. Without limiting the generality of the next preceding sentence, Tenant shall pay to Owner as Additional Charges Owner's charge for (i) any cleaning of the Building or any part thereof which is above the Building-standard requirements, (ii) any cleaning done at the request of Tenant of any portions of the Demised Premises which may be used for the preparation, dispensing or consumption of food or beverages or for storage, shipping room, classroom or similar purposes or for the operation of computer, data processing or similar equipment and (iii) the removal of any of Tenant's above Building-standard refuse and rubbish from the Building. All cleaning which is in addition to the base Building cleaning shall be provided by Owner's vendor of such services. Owner, its cleaning contractor and their employees shall have access to the Demised Premises at all times after 5:30 P.M. and before 8:00 A.M. and shall have the right to use, without charge therefor, all light, power and water in the Demised Premises reasonably required to clean the Demised Premises as required under this Section. Tenant shall comply with any rules Owner and/or its cleaning contractor and/or any consultant to

Owner may establish regarding the management and recycling of solid waste, as may be necessary for Owner to comply with any applicable legal requirements.

            (e) Owner, at its expense, shall furnish adequate water to the floor on which the Demised Premises are located for drinking, lavatory and cleaning purposes. Such water shall be furnished at the Building wet columns and the cost of piping and other equipment or facilities required to supply such water to the Demised Premises from such wet columns shall be installed by Tenant, at its sole cost and expense, as part of Tenant's Work to prepare the Demised Premises for Tenant's initial occupancy; and the cost of maintaining such wet columns, piping and other equipment or facilities shall be paid by Tenant. If Tenant uses water for any other purpose, Owner may install, at Tenant's sole cost and expense, meters to measure Tenant's consumption of water for such other purposes, and the cost of maintaining such meters shall be paid by Tenant. Tenant shall reimburse Owner for the quantities of water shown on such meters and Owner's reasonable charge for the production of any hot water, on demand.

            (f) Subject to the terms of this lease, throughout the term, Owner shall make (i) all passenger elevators in the elevator bank serving the Demised Premises available from the lobby to service the Demised Premises during Business Hours on Business Days and (ii) at least one passenger elevator in the elevator bank serving the Demised Premises available from the lobby to service the Demised Premises at all other times. Throughout the term of this lease and subject to such rules and regulations of Owner as may from time to time be in effect, Tenant shall be entitled, during Business Hours on Business Days, to use the freight elevators serving the Demised Premises in common with Owner and the other tenants of the Building. If Tenant shall require the use of the Building's freight elevators, Owner shall provide the same for the use of Tenant on a first-come, first-serve scheduled basis with Owner and the other tenants or occupants of the Building, provided Tenant gives Owner reasonable notice of the time and use of such elevators and Tenant pays, as Additional Charges within 10 days after demand, for each freight elevator an amount equal to Owner's hourly charge therefor (which hourly charge shall not be greater than the rate which Owner is then charging to other office tenants of the Building).

            (g) Notwithstanding anything to the contrary herein, if Tenant is in default under any of the covenants of this lease, Owner shall not be required to furnish any overtime services (i.e., other than during Business Hours on Business Days) unless Tenant shall have first delivered to Owner adequate cash or other security for the payment of such overtime services, as determined by Owner.

            (h) Owner's charges in effect on the date hereof for various services are set forth on Exhibit C annexed hereto, which charges are subject to increase from time-to-time as determined by Owner based upon union rates and market changes.

            47. INDEMNIFICATION.

            (a) Tenant shall indemnify and hold harmless Owner and Owner's mortgagee and its and their respective partners, directors, officers, agents and employees from and against any and all claims arising from or in connection with
(i) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Owner) in or about the Demised Premises during the term of this lease or during the period of time, if any, prior to the commencement date that Tenant may have been given access to the Demised Premises; (ii) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, officers, agents, employees or contractors; (iii) any accident, injury or damage whatever (unless caused solely by Owner's negligence) occurring in, at or upon the Demised Premises; and (iv) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, reasonable attorneys' fees and expenses. In case any action or proceeding be brought against Owner and/or its mortgagee and/or its or their partners, directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice from Owner or such mortgagee, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Owner or such mortgagee).

            (b) Owner shall indemnify and hold harmless Tenant and its partners, directors, officers, agents and employees from and against any and all claims arising from or in connection with (i) any act, omission or negligence of Owner or its partners, directors, officers, agents, employees or contractors and (ii) any breach or default by Owner in the full and prompt performance of Owner's obligations under this lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, reasonable attorneys' fees and expenses.

            48. LATE CHARGE.

            In addition to any other remedies Owner may have under this lease, and without reducing or adversely affecting any of Owner's rights and remedies hereunder, if any Fixed Rent or Additional Charges payable by Tenant to Owner hereunder is not paid within ten (10) days of the due date thereof, Tenant shall pay Owner as Additional Charges, on or before the first day of the following month, 8(cent) for each dollar so overdue, or the maximum rate permitted by law, whichever is less, in order to defray Owner's administrative and other costs in connection therewith.

            49. BROKER.

            Tenant represents to Owner, and Owner represents to Tenant, that Bailes & Associates, Inc., Insignia/ESG, Inc. and Williams Real Estate Co., Inc. (collectively, the "Broker") are the only brokers or agents with whom each such party has had any conversations or negotiations concerning the Demised Premises or this lease. Each party hereto hereby agrees to indemnify and hold the other party harmless from and against (a) any claim for a brokerage commission made by any party other than Broker and (b) any expenses incurred by such party in connection with such claim, to the extent such claim arises out of the misrepresentation by such other party. Owner shall pay any commission due to Broker pursuant to a separate written agreement.

            50. MISCELLANEOUS PROVISIONS.

            (a) No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, unless such agreement is in writing, expressly refers to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought.

            (b) Except as otherwise expressly provided in this lease, the obligations of this lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that no violation of the provisions of Article 42 shall operate to vest any rights in any successor or assignee of Tenant.

            (c) Owner and any successor in interest to Owner shall be under no personal liability with respect to any of the provisions of this lease, and if Owner or any successor in interest to Owner is in breach or default with respect to its obligations under this lease, Tenant shall look solely to the equity of Owner or such successor in interest in the Land and Building of which the Demised Premises form a part for the satisfaction of Tenant's remedies and in no event shall Tenant attempt to secure any personal judgment against Owner or against any successor in interest to Owner or against any partner, member, principals (disclosed or undisclosed), employee or agent of Owner or any successor in interest to Owner by reason of such default by Owner or any successor in interest to Owner.

            (d) If and to the extent that there is a conflict between the provision contained in the printed portion of the lease to which this Rider is attached and the provisions contained in this Rider, then the provision contained in this Rider shall govern and be controlling to the extent necessary to resolve such conflict.

            (e) If any of the Fixed Rent or Additional Charges payable under the terms and provisions of this lease shall be or become uncollectible, reduced or required to be refunded because of any act or law enacted by a governmental authority, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Owner may request and as may be legally permissible to permit Owner to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this lease). Upon the termination of such legal rent restriction, (i) the Fixed Rent and/or Additional Charges shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and
(ii) Tenant shall pay to Owner promptly upon being billed, to the maximum extent legally permissible, an amount equal to (x) the Fixed Rent and/or Additional Charges which would have been paid pursuant to this lease but for such legal rent restriction less (y) the rents paid by Tenant during the period such legal rent restriction was in effect.

            (f) As a further inducement to Owner to enter into this lease with Tenant, Tenant hereby agrees that with respect to the service of a notice of petition or petition upon Tenant by Owner in any proceeding commenced by Owner against Tenant under the Real Property Actions and Proceedings Law of the State of New York, service of such notice of petition or petition in any such proceedings shall be effective if made upon Tenant at the Demised Premises, irrespective of the fact that Tenant's principal office or principal place of business, or any other office or place of business of Tenant is located at a place other than the Demised Premises.

            (g) This lease shall be deemed to have been jointly prepared by both of the parties hereto, and any ambiguities or uncertainties herein shall not be construed for or against either of them.

            (h) Notwithstanding anything to the contrary herein, Owner shall not be in default of any of its obligations hereunder unless Owner has failed to perform such obligation within thirty (30) days of receipt of notice from Tenant of such failure, provided that if the nature of such default is such that more than thirty (30) days is required to cure the same, Owner shall not be in default hereunder if Owner commences such cure within such thirty (30) day period and diligently prosecutes the same to completion.

            (i) Notwithstanding any provision of this lease to the contrary, if Tenant shall request Owner's consent pursuant to any of the provisions of this lease and Owner shall fail or refuse to grant such consent, Tenant shall not be entitled to any monetary damages, and Tenant shall not make any claim for monetary damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Owner has withheld or delayed granting any such consent, and Tenant's sole remedy to dispute Owner's failure or refusal to grant its consent shall be an action for specific performance or injunction or a determination pursuant to expedited arbitration pursuant to the following sentence, and such remedy shall be available only in those cases where Owner has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Owner may not unreasonably withhold its consent. Tenant shall have the right to submit a dispute relating to the reasonableness of the denial of a consent by Owner to binding arbitration under the Commercial Arbitration Rules of the AAA. In cases where the parties utilize such arbitration: (i) the arbitrator shall be a commercial real estate broker with at least ten (10) years' experience in leasing first-class office space in New York City, (ii) the first hearing shall be held within seven (7) Business Days after the appointment of the arbitrator, (iii) the standards applied by the arbitrator to resolve such dispute shall be the same standards which would be applied by a court of competent jurisdiction, and (iv) if the arbitrator shall find that

Owner acted unreasonably in withholding or delaying a consent or approval, such consent or approval shall be deemed granted.

            (j) Owner hereby represents and warrants that, as of the date hereof and to Owner's actual knowledge, there are no Hazardous Materials existing in the Demised Premises. In the event that any Hazardous Materials are discovered in the Demised Premises during the term of this lease which are required to be removed or remediated in accordance with applicable law as in effect on the date hereof, Owner shall, at Owner's sole cost and expense, so remove or remediate such Hazardous Materials in accordance with and to the extent required by applicable law, except to the extent the presence of such Hazardous Materials in the Demised Premises is as a result of the acts of Tenant, its agents, officers, partners, subtenants, employees, contractors or invitees. As used herein, the term "Hazardous Materials" means any hazardous, toxic, flammable, or explosive substance, material, or waste which as of the date hereof is regulated by any local state or federal authority having jurisdiction over the Building and/or Demised Premises.

            51. NOTICES. All notices, consents, demands and other communications from one party to the other that are given pursuant to the terms of this lease shall be in writing and shall be delivered (including delivery by commercial delivery services), or sent by the United States mail, certified or registered, postage prepaid, or sent via nationally recognized overnight courier. Notices shall be deemed given (i) on the date of delivery, if delivered via commercial delivery service (unless such date is a weekend or holiday, in which event such notice shall be deemed given on the next succeeding Business Day), (ii) three
(3) Business Days following deposit in the United States mail, if sent via certified or registered mail or (iii) on the Business Day next succeeding the date upon which such notice is given to any nationally recognized overnight courier. All notices, consents, demands and other communications shall be addressed as follows:

                        If to Owner:

                        Grand Regent, LLC
                        c/o Macklowe  Properties
                        142 West 57th Street
                        New York, New York 10019
                        Attn: General Counsel

                        If to Tenant:

                        Software Technologies Corporation
                        140 East 45th Street
                        New York, New York 10017
                        Attn: ____________________________________

                        with a copy to:

                        Morse, Zelnick, Rose & Lander
                        450 Park Avenue
                        New York, New York 10022-2605
                        Attn: Larry Weinbaum, Esq.

            52. OWNER'S CONTRIBUTION.

            (a) Subject to and in accordance with the provisions of this Article 52, Owner shall reimburse Tenant for the cost of Initial Tenant Work in an amount ("Owner's Contribution") equal to the lesser of (i) One Hundred Eighty-Nine Thousand, One Hundred and 00/100 Dollars ($189,100.00) or (ii) the actual cost of the Initial Tenant Work. Owner shall pay the Owner's Contribution in the manner set forth in Section 52(b) below and upon the following terms and conditions:

                  (i) Reimbursement shall be made to Tenant after the Initial Tenant Work has been completed;

                  (ii) Tenant shall have supplied to Owner evidence reasonably satisfactory to Owner establishing (w) that the Initial Tenant Work has been completed, (x) the cost thereof, (y) that all sums due and owing to contractors, subcontractors and materialmen have been paid, including, without limitation, lien waivers from such contractors, subcontractors and materialmen and (z) that all governmental authorities (including without limitation the New York City Department of Buildings) have issued final approval of the work as built and occupancy of the space concerned;

                  (iii) Tenant shall have caused Tenant's architect to deliver to Owner AIA forms G701, G702 and G703 with respect to such Initial Tenant Work; and

                  (iv) Tenant is not then in default under the terms of this lease.

            (b) Owner's Contribution shall be paid to Tenant as follows: (i) an amount equal to one-half (1/2) of Owner's Contribution shall be paid upon Tenant's satisfaction of all of the conditions set forth in Section 52(a) above and (ii) the balance of Owner's Contribution (the "Balance") shall be paid in twelve equal monthly installments commencing on June 1, 2005 and on the first day of each month thereafter to and including May 2006. At Owner's option, Owner may pay each monthly installment of the Balance (each, a "Balance Installment") to Tenant in the form of a credit against Fixed Rent due for the month in which the applicable Balance Installment is payable. Owner's obligation to fund (or credit) such Balance Installment is expressly conditioned on the continued satisfaction of the conditions set forth in Section 52(a) above on the date such Balance Installment is payable.

            (c) As used herein, "Initial Tenant Work" shall be deemed to mean the installation of fixtures, improvements and appurtenances attached to or built into the Demised Premises as part of the Tenant's Work performed by Tenant to ready the Demised Premises for Tenant's initial occupancy, and shall not include movable partitions, business and trade fixtures, machinery, equipment, furniture, furnishings and other articles of personal property.

            (d) The right to receive reimbursement for the cost of Initial Tenant Work as set forth in this Article 52 shall be for the exclusive benefit of Tenant, it being the express intent of the parties hereto that in no event shall such right be conferred upon or for the benefit of any third party, including, without limitation, any contractor, subcontractor, materialman, laborer, architect, engineer, attorney, assignee or subtenant, or any other person, firm or entity.

            53. HOLDOVER.

            (a) If Tenant shall hold over after the expiration or sooner termination of the term of this lease, and if Owner shall then not proceed to remove Tenant from the Demised Premises in the manner permitted by law (or shall not have given written notice to Tenant that Tenant must vacate the Demised Premises) irrespective of whether or not Owner accepts rent from Tenant for a period beyond the Expiration Date, the parties hereby agree that Tenant's occupancy of the Demised Premises after the expiration or sooner termination of the term shall be under a month-to-month tenancy commencing on the first day after the expiration or sooner termination of the term, which tenancy shall be upon all of the terms set forth in this lease except that Tenant shall pay on the first day of each month of the holdover period as Fixed Rent, an amount equal to two (2) times one-twelfth of the sum of the Fixed Rent and Additional Charges payable by Tenant during the last year of the term of this lease. It is stipulated and agreed that Owner shall not be required to perform any work, furnish any materials or make any repairs within the Demised Premises during the holdover period. It is further stipulated and agreed that if Owner shall, at any time after the expiration or sooner termination of the term, proceed to remove Tenant from the Demised Premises as a holdover, the Fixed Rent for the use and occupancy of the Demised Premises during any holdover period shall be calculated in the same manner as set forth above. In addition to the foregoing, Owner shall be entitled to recover from Tenant any losses or damages arising from such holdover.

            (b) Anything to the contrary notwithstanding, the acceptance of any rent paid by Tenant pursuant to Section 53(a) above shall not preclude Owner from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an "agreement expressly providing otherwise" within the meaning of Section 232-c of the Real Property Law of the State of New York.

            (c) If Tenant shall hold-over or remain in possession of any portion of the Demised Premises beyond the Expiration Date, Tenant shall be subject not only to summary proceeding and all damages related thereto, but also to any damages arising out of any lost opportunities (and/or new leases) by Owner to re-let the Demised Premises (or any part thereof). All damages to Owner by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Owner in any summary proceedings against Tenant.

            54. INTENTIONALLY OMITTED.

            55. SECURITY DEPOSIT. (a) On the date hereof, Tenant shall be obligated to deliver to Owner the security described in Article 34 of this lease (the "Security") either, at Tenant's option, (i) in cash or (ii) in the form of a letter of credit in the original principal amount of Seven Hundred Ninety-Three Thousand and 00/100 Dollars ($793,000.00).

            (b) If Tenant shall deliver a letter of credit pursuant to Section 53(a) above, Tenant shall deliver to Owner an unconditional irrevocable letter of credit (the "L/C") in the sum of Seven Hundred Ninety-Three Thousand and 00/100 Dollars ($793,000.00) in the form of Exhibit F annexed hereto and made a part hereof, or in such other form which shall be in form and substance satisfactory to Owner, naming Owner as beneficiary, as security for the faithful performance and observance by Tenant of this lease. The L/C and any renewal L/C shall be drawn on a bank or trust company located in New York City which is a member of the New York Clearing House Association, or otherwise satisfactory to Owner. If Tenant defaults in the full and prompt payment and performance of any of Tenant's covenants or obligations under this lease beyond any applicable notice and cure period, including, without limitation, a default in the payment of Fixed Rent or Additional Charges, or a failure to timely provide a renewal L/C to Owner as provided below, Owner may present the L/C for payment and use, apply or retain the whole or any part of the proceeds thereof, to the extent required for the payment of any Fixed Rent, Additional Charges or any other sums owing under this lease. If Owner shall so apply, use or retain all or any part of the Security, Tenant shall upon demand by Owner immediately deposit with Owner a sum of cash equal to the amount used, applied or retained, as security as aforesaid, failing which Owner shall have the same rights and remedies as under this lease for non-payment of Fixed Rent. In the event that Tenant shall fully and faithfully comply with the terms, covenants and conditions of this lease, the L/C, or so much of the proceeds thereof as shall remain after any application pursuant to the terms of this lease, shall be returned to Tenant promptly after the expiration of the term hereof and delivery of possession of the entire Demised Premises to Owner. The L/C shall provide that it is automatically transferable without the issuer's consent, the first of any such transfers to be at no charge to Owner. Tenant agrees to cause the issuer to renew said L/C, in the same form from time to time during the term of this lease, at least thirty (30) days prior to the expiration of said L/C or any renewal thereof so that an L/C issued by the issuer to Owner shall be in force and effect through the term of this lease. In the event of any sale, transfer or leasing of Owner's interest in the Building, Owner shall have the right to transfer either the L/C or any sums collected thereunder, together with any other unapplied sums held by Owner as Security and the interest thereon, if any, to which Tenant is entitled, to the vendee, transferee or lessee, and upon giving notice to Tenant of such fact and the name and address of the transferee, Owner shall thereupon be released by Tenant from all liability for the return or payment thereof, and Tenant shall look solely to the new owner for the return of payment of same.

            (c) Notwithstanding the foregoing, provided that (i) Tenant has achieved a net operating income before amortization of stock-based expenses (as such terms are determined in accordance with generally accepted accounting principles) for each of the previous four (4) consecutive quarters, (ii) Tenant is not then in default under the terms of this lease either (x) with respect to any non-monetary obligation hereunder beyond the expiration of any applicable notice and/or cure period or (y) with respect to any monetary obligation hereunder and (iii) Tenant has never been in default under this lease beyond the expiration of any applicable notice and/or cure period, then, on the date on which all of the foregoing conditions shall be satisfied (the "Security Reduction Date"), Tenant shall be entitled to reduce the Security Deposit to an amount equal to one of the following: (A) if the Security Reduction Date shall occur on or prior to May 31, 2005, $396,500.00 and (B) if the Security Reduction Date shall occur on or after June 1, 2005, $420,900.00. If the Security Reduction Date occurs on or prior to May 31, 2005, then in any event on June 1, 2005 (i) if the Security Deposit is in cash, Tenant shall deposit with Landlord an additional sum of $24,400.00 or (ii) if the Security Deposit is an L/C, Tenant shall cause such L/C to be increased to $420,900.00, in either case so that the Security Deposit shall equal the then-escalated annual Fixed Rent.

            56. DESTRUCTION, FIRE AND OTHER CASUALTY. Supplementing the provisions of Article 9 of this lease:

            (a) As soon as reasonably practicable, but in any event no later than sixty (60) days following the date of any fire or other casualty rendering any portion of the Demised Premises untenantable Owner shall notify Tenant of Owner's good faith best estimate of the date (the "Estimated Date") by which the repair and restoration necessary to render the Demised Premises no longer untenantable can be completed ("Owner's Repair Notice"). Notwithstanding anything herein to the contrary, if, by reason of a fire or other casualty, (1) more than fifty (50%) percent of the rentable square footage of the Demised Premises shall be damaged or destroyed and rendered untenantable (or, in the case of damage or destruction to the public portions of the Building necessary for access to the Demised Premises, more than fifty (50%) percent of the rentable square footage of the Demised Premises shall be rendered untenantable) and (2) the Estimated Date set forth in Owner's Repair Notice with respect to such fire or other casualty is after the date (the "Outside Repair Date") which is the twelve (12) month anniversary of the date of such fire or other casualty (a fire or other casualty meeting the requirements of the preceding subclauses
(1) and (2) being a "Substantial Casualty"), then Tenant shall have a one time only right (except as set forth in Section 55(b) below) to terminate this lease by notice (the "Damage Termination Notice") given to Owner within thirty (30) days following Owner's giving of Owner's Repair Notice. Such termination shall be effective as of the date which is thirty (30) days after the Damage Termination Notice, and, upon delivery of such notice and the expiration of such 30-day period, this lease and the term hereof shall expire as fully and completely as if such date were the date originally set forth for the termination of this lease. Tenant's failure to deliver the Damage Termination Notice in the time and manner required by this Section 55(a) shall be deemed an irrevocable waiver of Tenant's right to terminate this lease pursuant to this
Section 55(a).

            (b) In addition, in the event of any Substantial Casualty, if the repair or restoration necessary to render the Demised Premises no longer untenantable is not substantially completed by the Outside Repair Date, as such Outside Repair Date shall be extended due to delays caused or occasioned by Force Majeure or by Tenant, its agents, employees, contractors, architects, engineers or servants, then Tenant shall be entitled to terminate this lease by a Damage Termination Notice given to Owner within thirty (30) days after the Outside Repair Date (as so extended) and, upon the giving of such notice, this lease and the term hereof shall expire effective on the thirtieth (30th) day after the giving of such notice (the "Damage Termination Date"); provided, however, if Tenant delivers a Damage Termination Notice pursuant to this Section 55(b) to Owner, then Owner shall have the right to suspend the occurrence of the Damage Termination Date for a period of thirty (30) days after the date of the Damage Termination Notice by delivering to Tenant, within ten (10) Business Days after Owner's receipt of such Damage Termination Notice, a certificate of Owner's contractor responsible for the repairs of such damage certifying that it is such contractor's good faith judgment that the repairs shall be substantially completed within thirty (30) days after the date of the Damage Termination Notice. If the repairs shall be substantially completed prior to the expiration of such thirty (30) day period, the Damage Termination Notice shall be null and void and of no force or effect, and this lease shall continue, but if the repairs shall not be substantially completed within such thirty (30) day period, then this lease shall terminate upon the expiration of such thirty (30) day period. At any time, and from time to time (but not more than once in any 30 day period) after the date occurring sixty (60) days following the occurrence of any such casualty, Tenant may request that Owner inform Tenant of Owner's reasonable opinion of the date of completion of repairs (which date shall not be binding upon Owner or give Tenant any right to terminate this lease), and Owner shall respond to such request within ten (10) Business Days following receipt of such request.

            (c) For purposes of this Article 55, the term "untenantable" shall mean that the portion of the Demised Premises to which such term applies is not usable (and is not then being used) by Tenant for the conduct of the Tenant's business.

            (d) For purposes of this Article 55, the term "Force Majeure" shall mean any delay in Owner's repair of damage due to fire or other casualty by reason of : (1) actual, industry wide delay or failure to perform by a party affecting all similar works of construction in New York City, attributable to any strike, lockout or other labor or industrial disturbance (whether or not on the part of the employees of either party hereto), civil disturbance, future order claiming jurisdiction, act of the public enemy, war, riot, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body; or (2) delay attributable to lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, or any other similar industry-wide or Building-wide cause beyond the reasonable control of Owner, or any of its contractors or other representatives.

                                   SCHEDULE A

                                   Fixed Rent

            Period                                     Annual Fixed Rent
            ------                                     -----------------

From the Commencement Date to and             Three Hundred Ninety-Six Thousand,
including May 31, 2005                        Five Hundred and 00/100 Dollars
                                              ($396,500.00)

From June 1, 2005 to and including            Four Hundred Twenty Thousand, Nine
the Expiration Date                           Hundred and 00/100 Dollars
                                              ($420,900.00)

                                    EXHIBIT A

                                   Floor Plan

This floor plan is annexed to and made a part of this lease solely to indicate the Demised Premises. All areas, conditions, dimensions and locations are approximate.

                                    EXHIBIT B

                             Cleaning Specifications

                                    EXHIBIT C

                            Maintenance Charge Rates

                                    EXHIBIT D

                        Alteration Rules and Regulations

                                    EXHIBIT E

                        Form of Non-Disturbance Agreement

                                    EXHIBIT F

                            Form of Letter of Credit


                                     - 2 -